 As filed with the Securities and Exchange Commission on February 26, 2009
Registration No. 333-157262

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LaserCard Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0176309 (I.R.S. Employer Identification No.)

1875 North Shoreline Blvd Mountain View, California (Address of principal executive offices)	94043-1319 (Zip Code)

2004 Equity Incentive Compensation Plan
Full title of the plan

Steven G. Larson
Vice President and Chief Financial Officer
LaserCard Corporation
1875 North Shoreline Blvd
Mountain View, California 94043
(650) 969-4428
(Name, address and telephone number of agent for service)
Copy to: Timothy Curry O’Melveny & Myers LLP 2765 Sand Hill Road Menlo Park, CA 94025 Telephone: (650) 473-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, to be issued under the 2004 Equity Incentive Compensation Plan	593,726 shares (1)(2)	3.36(3)	1,994,920 (3)	$79 (3)

(1)	The securities to be registered include options and rights to acquire $0.01 par value common stock (“Common Stock”) of LaserCard Corporation, a Delaware corporation (the “Registrant”).
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the LaserCard Corporation 2004 Equity Incentive Compensation Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(3)
This Post-Effective Amendment No. 1 to Form S-8 is being filed solely to include the filing fee information set forth in these columns of the table above, which information was inadvertently omitted from the filing of the original Form S-8 on February 11, 2009.  Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on February 5, 2009, as quoted on the Nasdaq Global Market.

______________________________

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the Plan is effective and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)           The Registrant’s Registration Statements on Form S-8, filed on February 15, 2005 and June 13, 2007 (Commission File Nos. 333-122840 and 333-143720, respectively);

(b)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed on June 6, 2008;

(c)           The Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2008, September 30, 2008, and December 31, 2008, filed on August 5, 2008, November 10, 2008, and February 10, 2009, respectively.

(d)           The Registrant’s Current Reports on Form 8-K filed on February 4, 2009, January 9, 2009,  September 22, 2008, September 10, 2008,  July 25, 2008, June 12, 2008 (and amended by Form 8-K/A on June 23, 2008), June 6, 2008, and April 2, 2008.

(e)           All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(f)           The description of Registrant's common stock contained in the Registrant's General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 8.    Exhibits.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 26th day of February, 2009.

LASERCARD CORPORATION

By	/s/ Robert T. DeVincenzi
Robert T. DeVincenzi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert T. DeVincenzi	Director, President and Chief Executive Officer	February 26, 2009
Robert T. DeVincenzi	(Principal Executive Officer)

/s/ Steven G. Larson	Vice President of Finance and Treasurer (Principal	February 26, 2009
Steven G. Larson	Financial Officer and Principal Accounting Officer)

*	Chairman of the Board and Director
Bernard C. Bailey

*	Vice Chairman of the Board and Director
Donald E. Mattson

*	Director
Arthur H. Hausman

*	Director
Albert J. Moyer

*	Director
Walter F. Walker

* By:	/s/ Steven G. Larson	February 26, 2009
Steven G. Larson
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.
LaserCard Corporation 2004 Equity Incentive Compensation Plan (previously filed as Appendix A to the Registrant’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on September 6, 2005, and incorporated herein by reference)

5.*	Opinion of O’Melveny & Myers LLP

23.1*	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm

23.2*	Consent of O’Melveny & Myers LLP

24*	Power of Attorney

*  Previously filed.